November 18, 2015 Investor Presentation Bank of America Merrill Lynch Banking & Financial Services Conference Exhibit 99.1

Forward-looking Statements When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.   Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) risks that the Company’s recently completed acquisitions, including the acquisitions of branches from Banco Popular, The Private Bank of California, CS Financial, Inc., and The Palisades Group, may disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of those transactions and the amount of the costs, fees, expenses and charges related to those transactions; (ii) the credit risks of lending activities, which may be affected by further deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (iii) the quality and composition of our securities and loan portfolios; (iv) changes in general economic conditions, either nationally or in our market areas; (v) continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (vi) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (vii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (viii) legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules; (ix) our ability to control operating costs and expenses; (x) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xi) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xii) the network and computer systems on which we depend could fail or experience a security breach; (xiii) our ability to attract and retain key members of our senior management team; (xiv) costs and effects of litigation, including settlements and judgments; (xv) increased competitive pressures among financial services companies; (xvi) changes in consumer spending, borrowing and saving habits; (xvii) adverse changes in the securities markets; (xviii) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xix) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xx) inability of key third-party providers to perform their obligations to us; (xxi) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxii) war or terrorist activities; and (xxiii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

We Are California’s Bank Empowering California’s Diverse Private Businesses, Entrepreneurs and Communities

We Are California’s Bank. 8th Largest Public Independent California Bank $7.3 Billion In Assets 100+ Locations Total Assets ($ in billions) +331% Net Income ($ in millions) +858%

Loans1 ($ in billions) Lending Platform Commercial Commercial Real Estate Multi-Family Residential SBA Equipment Finance Asset Backed Lines of Credit Warehouse Construction and Rehabilitation Entertainment and Private We Empower California’s Businesses and Entrepreneurs 2015 Loan Originations Over $7 billion 1Gross loan balances, held for investment.

Clinton Global Initiative, America Community Commitment SDSU Athletics Financial Literacy Partnership Pepperdine Micro-Enterprise Program USC Athletics Financial Literacy Partnership We Empower California’s Diverse Communities Largest Independent Bank in California with an Outstanding CRA Rating World’s Largest Financial Literacy Education Event

Resulting in Strong and Accelerating Earnings What’s Good for California is Good for Banc of California’s Shareholders Dollars in millions; Annualized 2015 results based on YTD results thru 3Q15. Return on Assets and Return on Tangible Common Equity based on average assets and average tangible common equity, respectively, over stated time periods. Earnings per Share Pretax Income1 Return on Assets2 Return on Tangible Common Equity2

Delivering Strong, Consistent Shareholder Returns Six Straight Quarters Above Consensus EPS Estimates Dollars in millions. Return on Assets and Return on Tangible Common Equity based on average assets and average tangible common equity, respectively, over stated time periods. Earnings per Share Pretax Income1 Return on Assets2 Return on Tangible Common Equity2

Commercial Banking Segment Driving Profitability $20+ Million Increase in Quarterly Commercial Banking Pre-Tax Income 1Business Segment Total; excludes Corporate / Other segment. 3Q 2015 Pre-Tax Income by Business Segment1 Net interest income has grown 45% year-over-year $31.5 $35.8 $26.2 $9.6 Commercial Banking Segment Total Pre-Tax Income1

Increasingly Valuable Deposit Franchise Rapid Growth In Noninterest-Bearing Deposits Driving Reduced Cost of Deposits $5.4 $3.6 $4.7 $4.9 $5.1 121% 39% 19% 13% 14% 15% 17% 81% 87% 86% 85% 83% Record core deposit growth in 3Q15 Net core deposit balances increased by $317 million by increasing average account size by 14%, to >$83,000 Noninterest bearing deposits now totaling over $1 billion and 19% of total deposits Reduced Treasury and Brokered deposit balances by >$200 million during 3Q15 Cost of Deposits: 0.50% 0.54% 0.60% 0.70% 0.49% Annual Growth Rate Noninterest-bearing Interest-bearing Total Deposits ($ in billions)

Noninterest Expense ($ in millions) Noninterest Expense and Productivity Investments in Scalable Platform Yielding Positive Results $67.4 $78.2 1 $75.9 1Includes Mortgage Banking-related commissions, bonus and loan-related expenses. $87.9 $81.7 Assets / FTE ($ in millions) Assets per employee have increased by 69% since 4Q13 Management targets efficiency ratio for new asset growth to be under 40%

Asset Quality Remains Strong and Stable Strengthening Credit Metrics Resulting in Increased ALLL / NPL Coverage Ratio 3Q 2014 4Q 2014 1Q 2015 2Q 2015 3Q 2015 % Change YoY NPAs / Assets 0.86% 0.65% 0.71% 0.66% 0.62% (28%) NPAs / Equity 8.7% 7.7% 8.4% 6.7% 7.0% (20%) ALLL / NPLs 66% 77% 69% 81% 77% + 17% 3Q 20151 ALLL Detail by Loan Type Loan Balance Discount ALLL ($) ALLL / Loans (%) ALLL + Discount / Loans (%) Originated Loans $2,807.6 --- $31.9 1.14% 1.14% Acquired Loans (Gateway, Beach, PBOC) 314.2 7.6 2.6 0.82% 3.24% BPOP Acquired 876.3 17.1 0.3 0.03% 1.98% Purchased Loans (Seasoned SFR Pools) 732.0 66.0 --- --- 9.02% Total $4,730.1 $90.7 $34.8 0.74% 2.65% 1Dollars in millions unless otherwise noted.

We Believe in California. Large and Attractive Demographic Base 38.8 million population in CA1 Population growth of 4.2% well above national average of 3.3%2 CA household income of $61,094 is 15% higher than the national average of $53,0463 Solid and Improving Employment Trends 5.9% CA unemployment rate4; the lowest since November 2007 4.0% Orange County unemployment rate4 13.4 million CA private nonfarm employment (>11% of total national employment)5 874,000 private businesses in California5 1Census.gov (2014 est.); 2 Census.gov (April 1, 2010 to July 1, 2014 ); 3 Census.gov (2009-2013); 4 BLS.gov (September 2015); 5 Census.gov (2013); 6 IMF World Economic Outlook (July 2015) and BEA Global Insight; 7 LAEDC Economic Forecast (Sept. 2015); 8 Cal Facts, Legislative Analyst’s Office (Dec 2014). Robust and Growing Economy CA is the 8th largest world economy with GDP of $2.3 trillion6 CA accounts for >13% of total U.S. GDP the largest of any state7 CA GDP grew by 2.8% in 2014; outpacing national GDP growth of 2.4%7 Attractive Investment Opportunity CA is a national leader in the technology, aerospace and life sciences industries as well as entertainment, tourism and agriculture CA firms have attracted venture capital funding in recent years that has equaled or exceeded the amount received by firms in the other 49 states combined8 California banks have historically traded at a premium to national average given attractive market demographics

Attractive Banking Landscape in California

Los Angeles Times

L.A.'s 'bank to the stars,' City National Bank, now under Canadian ownership

REUTERS

CIT to buy OneWest Bank for more reliable funding source

SAN FRANCISCO BUSINESS TIMES

S.F. loses another HQ as Union Bank's parent moves to New York

California's Changing Bank Landscape

Since 2005

CA-based Banks	Total Assets[1] (YE 2005)	Status
Union Bank	$ 48,678,662	Acquired
IndyMac Bank	**20,329,938**	**Failed**
Downey Savings & Loan	**17,094,008**	**Failed**
Wachovia Bank	15,878,043	Acquired
City National Bank	14,398,110	Acquired
Fremont Investment & Loan	11,315,543	Acquired
First Federal Bank of CA	**10,455,725**	**Failed**
United Commercial Bank	**7,953,849**	**Failed**
Santa Barbara Bank & Trust	6,871,479	Acquired
Greater Bay Bank	6,670,862	Acquired
California National Bank	**5,511,818**	**Failed**
Commercial Capital Bank	5,397,227	Acquired

California-based deposits increasingly used to fund liquidity requirements for out of state SIFI banks, leaving a void in state's banking market

1 Dollars in thousands.

13

1Time series starts with bank crossing of $2 billion in total assets. Unbounded Opportunity for California Bank Franchises California Is Ground Zero for Emerging National Bank Franchises Asset Growth For Premier California Bank Franchises Year 0 = $2 billion in Total Assets; $ in billions

Metric YE 2015 FY 2016 Earnings Per Share1 $1.15+ 15%+ YoY Total Assets1 $8.0 - $8.5 billion 15%+ YoY ROAA 1%+ 1%+ ROATCE 15%+ 15%+ Consolidated Efficiency Ratio 70% - 75% 65% - 70% 1Year-end Exit Run-Rate 2015; assumed launch point for FY2016 guidance. Banc of California Well Positioned for 2016 Year-End and 2016 Preliminary Guidance

VISION We Are California’s Bank.

MISSION Empowering California’s Diverse Private Businesses, Entrepreneurs and Communities

WE BELIEVE We Believe In Empowering Dreams. We Believe In Strong Partnerships. We Believe In California.